Exhibit 10.6

Summary of Loan Agreement entered into by and between Shenzhen BAK Battery Co., Ltd. and Eastern Branch, Agricultural Bank of China dated March 5, 2007.

Summary of main contents:

•	Contract number: NO.81101200700000405

•	Loan Principal: RMB65 million;

•	Loan term: it is payable in three installments as follows:

RMB 20 million on August 27, 2007;
RMB 20 million on August 30, 2007; and
RMB 25 million on September 4, 2007.

•	Interest rate: 90% of the benchmark rate issued by the People’s Bank of China, i.e. fixed rate of 5.022%;

•	Penalty interest rate for delayed repayment: 5.022% plus 50% *5.022%;

•	Penalty interest rate for embezzlement of loan proceeds: 5.022% * 2;

•	Purpose of the loan is to provide working capital for the Company;

•	Advanced repayment of loan needs to be approved by the Lender;

•
Breach of contract penalties: suspension of loan un-provided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender’s expenses incurred due to the Company’s breach of contract such as lawyer’s fee, travel cost in case of litigation, etc.

Headlines of articles omitted:

•	Types of the loan

•	Clearing of the loan interest

•	Condition precedent to the drawing of the loan

•	Rights and obligations of the borrower

•	Rights and obligations of the lender

•	Guarantee of the loan

•	Dispute settlement

•	Miscellaneous

•	Validity

•	Notes